Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 13, 2012, relating to the 2011 and 2010 consolidated financial statements, appearing in the Annual Report on Form 10-K of TriCo Bancshares for the year ended December 31, 2012.

/s/ Moss Adams LLP
Moss Adams LLP

Stockton, California

July 17, 2013